Exhibit 10.8
NOTE PREPAYMENT AND CONVERSION AGREEMENT
     This NOTE PREPAYMENT AND CONVERSION AGREEMENT (“Agreement”), dated this __ day of __________, 2010, is entered into by and between CTPARTNERS EXECUTIVE SEARCH LLC (the “Maker”) and ______________ (the “Lender”).
RECITALS
     WHEREAS, the Maker and the Lender are parties to that certain Convertible Promissory Note dated June 16, 2008, in the principal amount of $______________ (the “Note”);
     WHEREAS, the unpaid principal balance of the Note accrues interest at a fixed rate per annum equal to five percent (5%) (the amount of the unpaid principal balance of the Note plus accrued but unpaid interest being hereinafter referred to as the “Note Balance”);
     WHEREAS, the Maker has the right to prepay, in whole or in part (any such amount, the “Prepayment Amount”), the Note by providing ten (10) days advance notice (the “Notice Period”) to the Lender;
     WHEREAS, during the Notice Period the Lender has the right to convert any or all of the Prepayment Amount into Class C Units of the Maker;
     WHEREAS, the Maker intends to undertake a reorganization of its capital structure (hereinafter referred to as the “Reorganization Transaction”) by converting from a Delaware limited liability company to a Delaware corporation (the “Corporation”) and by pursuing an initial public offering (“IPO”) of the common stock of the Corporation (“Common Stock”) pursuant to a Registration Statement on Form S-1 (No. 333-169224) (as amended from time to time, the “Registration Statement”), which was filed with the Securities and Exchange Commission (“SEC”) on September 3, 2010; and
     WHEREAS, the Maker and Lender have agreed to enter into this Agreement to provide for the prepayment in cash of __% of the Note Balance and the conversion of __% of the Note Balance into shares of Common Stock.
AGREEMENTS
     NOW, THEREFORE, the parties agree as follows:
     1. PREPAYMENT. Subject to Section 6 below, the Maker and the Lender agree that the Maker shall prepay a portion of the Note in an amount equal to __% of the Note Balance (the “Prepayment Amount”).

     2. CONVERSION. Subject to Section 6 below and notwithstanding the provisions of Section 3 of the Note which provide for conversion of the unpaid principal of the Note into Class C Units of Maker, the Maker and the Lender agree to convert __% of the Note Balance (the “Conversion Amount”) into shares of Common Stock (such shares of Common Stock hereinafter referred to as the “Conversion Shares”), the number of which are determined as follows:
          a. First, by dividing the Conversion Amount by $50.41, to determine the number of Class C Units of the LLC the Lender would have received in consideration of the Conversion Amount pursuant to Section 3(a) of the Note (the “Deemed Number of Conversion Units”); and then
          b. Second, by calculating the number of shares of Common Stock of the Corporation into which the Deemed Number of Conversion Units convert by multiplying (i) the Deemed Number of Conversion Units by (ii) the conversion ratio (the “Conversion Ratio”) set forth in the “Corporate Conversion” section of the Maker’s Registration Statement when the same is declared effective by the SEC.
     3. CLOSING.
          a. The Maker shall pay the Prepayment Amount, if any, by delivery of immediately available funds on or prior to the tenth (10th) day following the closing of the IPO (the “Closing Date”).
          b. The Maker shall issue to the Lender the Conversion Shares, if any, on or before the Closing Date. The Maker shall deliver a certificate evidencing the Conversion Shares to Lender at the address specified on the signature page hereof.
          c. Upon tender of the Prepayment Amount and/or issuance of the Conversion Shares, as applicable, the Lender shall deliver to the Maker the originally executed Note on or before the Closing Date, and the Maker shall stamp the Note “paid in full”.
     4. ACKNOWLEDGEMENT. The Lender (a) waives the notice requirement set forth in Section 1(c) of the Note; and (b) agrees and acknowledges that the Conversion Ratio has not been established as of the date hereof and further acknowledges that, by entering into this Agreement, it is accepting the Conversion Ratio as determined by the Board of Directors of the Corporation prior to the closing of the IPO, such determination to be made with the sole purpose of effectuating the closing of the IPO.
     5. PAYMENT IN FULL. Upon payment of the Prepayment Amount and issuance of the Conversion Shares pursuant to Section 3(a) and 3(b) hereof, the Note shall be paid in full and be of no further force and effect.
     6. CONDITION PRECEDENT. The closing of the transactions described herein are subject to the successful closing of the IPO and, in the event that the Maker does not close the IPO within one (1) year of the date hereof, this Agreement shall terminate and be of no further force and effect.
     7. MISCELLANEOUS.
          a. AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor any consent to any departure herefrom, shall be effective unless the same shall be in writing and signed by the parties hereto.
          b. SEVERABILITY. If any term, covenant or provision contained herein, or the application thereof to any person or circumstance, shall be determined to be void, invalid, illegal or unenforceable to any extent or shall otherwise operate to invalidate this Agreement, in whole or in part, then only such term, covenant or provision shall be deemed, without further action on the part of any person or entity, to be modified, amended and/or limited to the extent necessary to render the same valid and enforceable.
          c. CAPTIONS. The captions or headings at the beginning of any Section or portion of any Section of this Agreement are for the convenience of the parties hereto and for purpose of reference only and shall not limit or otherwise alter the meaning of the provisions of this Agreement.
          d. GOVERNING LAW. This Note shall in all respects be governed by, and construed and interpreted in accordance with, the internal substantive laws of the State of Ohio without giving effect to the principles of conflicts of law thereof.
          e. COUNTERPARTS. This Agreement may be executed by facsimile or pdf signature pages and in one or more counterparts, each of which shall be deemed an original, but all together shall constitute one and the same instrument.
          f. RECITALS. The recitals contained in the “WHEREAS” clauses are incorporated herein and made a part of this Agreement as though fully rewritten herein.

     IN WITNESS WHEREOF, this Agreement is executed as of the date and year first written above.

MAKER:

CTPARTNERS EXECUTIVE SEARCH LLC

By:

Title:

LENDER:

[INSERT NAME]

Address for Lender:

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